EX 99.1

Hub Group, Inc. Reports Fourth Quarter Earnings per Share of $0.41 Excluding One-Time Benefit for Effective Tax Rate

OAK BROOK, IL, February 4, 2015, -- Hub Group, Inc. (NASDAQ: HUBG) today announced financial results for the quarter and year ended December 31, 2014.

Hub Group reported net income of $16.4 million for the fourth quarter ended December 31, 2014. Hub Group’s diluted earnings per share was $0.45 for the fourth quarter of 2014.  Hub Group’s fourth quarter income included a one-time benefit of $1.5 million related to changes in state tax apportionment. Excluding the effect of this item, non-GAAP earnings per share was $0.41 for the quarter (see table below). Hub Group’s revenue increased 3% to $915 million.

The Hub segment’s revenue increased 2% to $696 million.  Fourth quarter intermodal revenue decreased 1% to $464 million.  Truck brokerage revenue decreased 2% to $84 million this quarter.  Fourth quarter Unyson Logistics revenue increased 14% to $148 million.  The Hub segment’s operating income was $19 million.

The Mode segment’s revenue increased 14% to $245 million for the fourth quarter.  Operating income was $6 million, an increase of 22% compared to the prior year period.

FULL YEAR 2014

Income for the year ended December 31, 2014 was $52 million.  Hub Group's diluted earnings per share for 2014 was $1.40.  Full year 2014 pre-tax income included one-time costs of $10.3 million for driver settlements and related costs, a non-cash impairment charge of $11.9 million associated with the write off of software development costs and the one-time $1.5 million benefit related to changes in state tax apportionment.  Excluding the effects of these items, non-GAAP earnings per share was $1.73 for the year (see table below).    Hub Group’s revenue increased 6% to $3.6 billion.

Hub Group ended the year with $110 million in cash.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time on Wednesday, February 4, 2015 to discuss its fourth quarter and full year results and provide 2015 guidance.

Hosting the conference call will be David Yeager, Chairman and Chief Executive Officer, Mark Yeager, Vice-Chairman, President and Chief Operating Officer, and Terri Pizzuto, Executive Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com.  The webcast is listen-only.  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (888) 206-4074.  The conference call participant code is 38766345#.  Participants may pre-register for the call at http://www.yourconferencecenter.com/r.aspx?p=1&a=UUEApQvuMvrAlX.   Pre-registrants will be issued a passcode and pin number to use when dialing into the live call which will provide quick access to the conference, bypassing the operator.  The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset-light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of offices and independent agents throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, our annual report on Form 10-K for the year ended December 31, 2013 and our report on Form 10-Q for the period ended September 30, 2014. Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Maralee Volchko of Hub Group, Inc., +1-630-271-3745

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2014	2013	2014	2013

Revenue	$915,361	$885,252	$3,571,126	$3,373,898
Transportation costs	825,451	790,164	3,200,691	3,002,875
Gross margin	89,910	95,088	370,435	371,023

Costs and expenses:
Salaries and benefits	32,964	33,868	136,480	135,341
Agent fees and commissions	16,239	14,272	62,041	55,789
General and administrative	14,033	15,096	58,014	56,772
Depreciation and amortization	1,897	1,697	7,799	6,470
Driver settlements and related costs	-	-	10,343	-
Impairment of software	-	-	11,881	-
Impairment of trade name	-	2,904	-	2,904
Total costs and expenses	65,133	67,837	286,558	257,276

Operating income	24,777	27,251	83,877	113,747

Other income (expense):
Interest expense	(619)	(328)	(1,785)	(1,246)
Interest and dividend income	11	13	32	82
Other, net	(66)	(5)	(257)	(28)
Total other expense	(674)	(320)	(2,010)	(1,192)

Income before provision for income taxes	24,103	26,931	81,867	112,555

Provision for income taxes	7,747	10,395	30,309	43,445

Net income	$16,356	$16,536	$51,558	$69,110

Basic earnings per common share	$0.45	$0.45	$1.41	$1.88

Diluted earnings per common share	$0.45	$0.45	$1.40	$1.87

Basic weighted average number of shares outstanding	36,350	36,719	36,590	36,829

Diluted weighted average number of shares outstanding	36,533	36,942	36,732	36,982

HUB GROUP, INC
UNAUDITED FINANCIAL INFORMATION BY SEGMENT
(IN THOUSANDS)

	Three Months				Three Months
	Ended December 31, 2014				Ended December 31, 2013
			Inter-	Hub			Inter-	Hub
			Segment	Group			Segment	Group
	Hub	Mode	Elims	Consolidated	Hub	Mode	Elims	Consolidated
Revenue	$695,507	$245,266	$(25,412)	$915,361	$683,614	$214,357	$(12,719)	$885,252
Transportation costs	633,131	217,732	(25,412)	825,451	613,198	189,685	(12,719)	790,164
Gross margin	62,376	27,534	-	89,910	70,416	24,672	-	95,088

Costs and expenses:
Salaries and benefits	29,285	3,679	-	32,964	30,219	3,649	-	33,868
Agent fees and commissions	14	16,225	-	16,239	148	14,124	-	14,272
General and administrative	12,408	1,625	-	14,033	13,383	1,713	-	15,096
Depreciation and amortization	1,556	341	-	1,897	1,157	540	-	1,697
Impairment of trade name	-	-	-	-	2,904	-	-	2,904
Total costs and expenses	43,263	21,870	-	65,133	47,811	20,026	-	67,837

Operating income	$19,113	$5,664	$-	$24,777	$22,605	$4,646	$-	$27,251

HUB GROUP, INC.
UNAUDITED FINANCIAL INFORMATION BY SEGMENT
(in thousands)

	Twelve Months				Twelve Months
	Ended December 31, 2014				Ended December 31, 2013
			Inter-	Hub			Inter-	Hub
			Segment	Group			Segment	Group
	Hub	Mode	Elims	Consolidated	Hub	Mode	Elims	Consolidated
Revenue	$2,722,799	$931,131	$(82,804)	$3,571,126	$2,599,763	$823,159	$(49,024)	$3,373,898
Transportation costs	2,461,144	822,351	(82,804)	3,200,691	2,325,512	726,387	(49,024)	3,002,875
Gross margin	261,655	108,780	-	370,435	274,251	96,772	-	371,023

Costs and expenses:
Salaries and benefits	122,097	14,383	-	136,480	120,478	14,863	-	135,341
Agent fees and commissions	45	61,996	-	62,041	1,372	54,417	-	55,789
General and administrative	51,108	6,906	-	58,014	50,484	6,288	-	56,772
Depreciation and amortization	6,238	1,561	-	7,799	4,326	2,144	-	6,470
Driver settlements and related costs	10,343	-	-	10,343	-	-	-	-
Impairment of software	11,881	-	-	11,881	-	-	-	-
Impairment of trade name	-	-	-	-	2,904	-	-	2,904
Total costs and expenses	201,712	84,846	-	286,558	179,564	77,712	-	257,276

Operating income	$59,943	$23,934	$-	$83,877	$94,687	$19,060	$-	$113,747

HUB GROUP, INC.
UNAUDITED NON-GAAP TO GAAP RECONCILIATION
(earnings per share)

	Three Months				Twelve Months
	Ended, December 31,				Ended, December 31,
	2014	2013	Change $	Change %	2014	2013	Change $	Change %

Diluted GAAP EPS	$0.45	$0.45	$-	0.0%	$1.40	$1.87	$(0.47)	-25.1%

Impairment of trade name, net of tax	-	0.05	(0.05)		-	0.05	(0.05)
Driver settlements and related costs, net of tax	-	-	-		0.17	-	0.17
Impairment of Software, net of tax	-	-	-		0.20	-	0.20
Benefit related to changes in state tax apportionment	(0.04)	-	(0.04)		(0.04)	-	(0.04)

Diluted NON-GAAP EPS (adjusted)	$0.41	$0.50	$(0.09)	-18.0%	$1.73	$1.92	$(0.19)	-9.9%

Diluted Shares	36,533	36,942			36,732	36,982

In accordance with U.S. generally accepted accounting principles (GAAP), reported earnings per share include the after-tax impact, using our effective tax rate of 39%, of the items identifiable in this table. For internal purposes, Hub excludes these items from results when evaluating operating performance.  This table and Hub’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

HUB GROUP, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
	December 31,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 109,769	$ 68,964
Accounts receivable trade, net	401,803	371,528
Accounts receivable other	24,886	26,569
Prepaid taxes	14,937	409
Deferred taxes	4,816	5,826
Prepaid expenses and other current assets	14,355	12,738
TOTAL CURRENT ASSETS	570,566	486,034

Restricted investments	21,944	20,754
Property and equipment, net	338,327	260,400
Other intangibles, net	14,434	15,729
Goodwill, net	262,813	263,032
Other assets	4,043	1,994
TOTAL ASSETS	$ 1,212,127	$ 1,047,943

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$ 256,345	$ 232,350
Accounts payable other	21,333	24,957
Accrued payroll	16,192	17,000
Accrued other	43,523	42,834
Current portion of capital lease	2,504	2,413
Current portion of long term debt	19,619	1,771
TOTAL CURRENT LIABILITIES	359,516	321,325

Long term debt	72,460	6,475
Non-current liabilities	22,929	22,304
Long term portion of capital lease	15,937	18,477
Deferred taxes	140,501	117,835

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2014 and 2013	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2014 and 2013; 36,247,324 shares outstanding in 2014 and 36,626,384 shares outstanding in 2013	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2014 and 2013	7	7
Additional paid-in capital	171,235	167,357
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	589,809	538,251
Accumulated other comprehensive income (loss)	(77)	(85)
Treasury stock; at cost, 4,977,468shares in 2014 and 4,598,408 shares in 2013	(145,144)	(128,957)
TOTAL STOCKHOLDERS' EQUITY	600,784	561,527
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 1,212,127	$ 1,047,943

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Twelve Months Ended December 31,
	2014	2013
Cash flows from operating activities:
Net Income	$51,558	$69,110
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,380	21,302
Impairment of software	11,881	-
Impairment of trade name	-	2,904
Deferred taxes	24,501	16,438
Compensation expense related to share-based compensation plans	8,258	7,667
Gain on sale of assets	(46)	(167)
Excess tax benefits from share based compensation	-	(13)
Changes in operating assets and liabilities:
Restricted investments	(1,190)	(3,536)
Accounts receivable, net	(28,621)	(25,420)
Prepaid taxes	(14,533)	(308)
Prepaid expenses and other current assets	(1,621)	(2,137)
Other assets	(2,047)	(682)
Accounts payable	20,370	27,635
Accrued expenses	367	1,736
Non-current liabilities	284	2,888
Net cash provided by operating activities	98,541	117,417

Cash flows from investing activities:
Proceeds from sale of equipment	612	1,837
Purchases of property and equipment	(119,171)	(110,917)
Net cash used in investing activities	(118,559)	(109,080)

Cash flows from financing activities:
Proceeds from issuance of debt	91,084	9,120
Repayments of long term debt	(7,251)	(874)
Proceeds from stock options exercised	-	41
Stock tendered for payments of withholding taxes	(3,195)	(2,634)
Purchase of treasury stock	(18,024)	(13,791)
Capital lease payments	(2,449)	(2,329)
Excess tax benefits from share-based compensation	652	336
Net cash provided by (used in) financing activities	60,817	(10,131)

Effect of exchange rate changes on cash and cash equivalents	6	(2)

Net increase (decrease) in cash and cash equivalents	40,805	(1,796)
Cash and cash equivalents beginning of the year	68,964	70,760
Cash and cash equivalents end of the year	$109,769	$68,964